UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2020, the Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from four to six members and appointed Antonio Pera and Jeanne Thoma as directors of the Company, effective immediately. In addition, the Board has appointed Mr. Pera to serve as a member of the Compensation Committee of the Board and has appointed Ms. Thoma to serve as a member of the Audit and Finance Committee of the Board. The Board has determined that Mr. Pera and Ms. Thoma are each independent in accordance with the applicable rules of the Nasdaq Stock Market.

In connection with their appointment, Mr. Pera and Ms. Thoma each received an initial equity award under the Company’s Sixth Amended and Restated 2008 Stock Incentive Plan (the “Plan”) comprised of (i) restricted stock (“Restricted Stock”) under the Plan and (ii) options to purchase common stock of the Company (the “Options”) under the Plan, having a total grant date fair value equal to $435,000 and each of which shall vest in two equal installments on the first anniversary and second anniversary of each of Mr. Pera’s and Ms. Thoma’s appointment to the Board, subject to continued service as a director of the Company. Each will also receive cash compensation for their service on the Board and Board committees in accordance with the cash compensation previously determined for the other non-employee members of the Board, in each case prorated based on their initial appointment date. Mr. Pera and Ms. Thoma will each enter into an indemnification agreement with the Company substantially in the form filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the 2007 fiscal year filed with the Securities Exchange Commission on March 17, 2008.

There are no arrangements or understandings between either Mr. Pera or Ms. Thoma and any other person pursuant to which either of them was appointed as a director of the Company, and there is no family relationship between either Mr. Pera or Ms. Thoma and any of the Company’s other directors or executive officers. In addition, Mr. Pera does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended. Ms. Thoma is the Chief Executive Officer of SPI Pharmaceuticals, Inc. (“SPI”), which supplies ingredients to the Company. The Company made payments totaling approximately $208,000 and $231,000 in fiscal year 2019 and the current fiscal year (as of July 23, 2020), respectively, to SPI.

Item 7.01 Regulation FD Disclosure

The press release announcing the appointment of Mr. Pera and Ms. Thoma to the Board is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press release dated August 6, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance and Chief Financial Officer
Dated: August 6, 2020